UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2007

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2007, the Board of Directors of NovaDel Pharma Inc., a Delaware corporation (the “Company”) approved the material terms of the renewal of the employment agreement between the Company and Michael Spicer, the Company’s Chief Financial Officer, and on December 19, 2007, the Company and Mr. Spicer agreed to enter into an employment agreement on substantially the same terms as Mr. Spicer’s current employment agreement with the Company (terminating by its terms on December 20, 2007), including:

•	Mr. Spicer will receive an annual base salary of $256,200;
•

Mr. Spicer shall be eligible to receive an annual discretionary bonus equal to up to 30% of Mr. Spicer’s annual base salary, subject to achievement of certain performance goals established by the Compensation Committee of the Board of Directors;

•	Mr. Spicer shall be entitled to receive twelve (12) months of severance for termination without cause
•	Mr. Spicer shall be entitled to four weeks paid vacation.

The Company and Mr. Spicer are currently negotiating the final employment agreement and will file such agreement as an exhibit to a Current Report on Form 8-K or the Company’s next Quarterly Report on Form 10-Q when the agreement is executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael Spicer
Name:	Michael Spicer
Title:	Chief Financial Officer

Date: December 20, 2007